Exhibit 99.2
FOR IMMEDIATE RELEASE
ASPECT MEDICAL SYSTEMS AND FIRST MANHATTAN REACH AGREEMENT
NORWOOD, Mass. and NEW YORK – April 9, 2009 – Aspect Medical Systems, Inc. (NASDAQ: ASPM) (“Aspect”) and First Manhattan Co. (“First Manhattan”), which beneficially owns approximately 13.6% of the Company’s outstanding shares, today announced that they have entered into an agreement in connection with the Company’s 2009 Annual Meeting of Shareholders.
Under the terms of the agreement, Aspect will nominate the following three individuals at the 2009 Annual Meeting: Nassib G. Chamoun, Aspect’s President and Chief Executive Officer, and two new independent director candidates who had been proposed by First Manhattan and were interviewed by Aspect’s Board and recommended by its Nominating and Governance Committee: Jon C. Biro, a highly regarded financial executive who is currently Executive Vice President and Chief Financial and Accounting Officer of Consolidated Graphics, Inc. (NYSE: CGX), and Melvin L. Keating, a broadly experienced public company executive and director who was the President and Chief Executive Officer of Alliance Semiconductor Corporation and, before that, the Executive Vice President and CFO of Quovadx Inc. (a healthcare IT company) and who is an advisor to private equity funds.  Aspect also agreed to appoint Vincent P. Scialli, Managing Director of First Manhattan, to the class of directors whose term will expire in 2011 immediately prior to the Annual Meeting.  Aspect has also agreed to nominate Mr. Scialli for re-election when his term expires in 2011, subject to certain conditions.
Aspect’s Board of Directors will remain comprised of nine directors, and with the addition of Messrs. Biro, Keating and Scialli, two current Aspect directors, Boudewijn L.P.M. Bollen and David W. Feigal, Jr. will resign from the Board effective immediately prior to the 2009 Annual Meeting. In addition, Michael Esposito and James J. Mahoney, Jr. will not stand for re-election at the 2009 Annual Meeting. Immediately prior to the 2009 Annual Meeting, Mr. Mahoney will be elected to the class of directors whose term will expire in 2010.
Under the agreement, one of First Manhattan’s nominees will be appointed to each of the Board’s Committees, including a new Special Committee that will be established to continue to advance the Aspect Board’s ongoing work to study ways to optimize the Company’s capital structure and pursue strategic planning. In addition, Aspect’s Board has agreed to propose a Bylaw at the Company’s 2009 Annual Meeting providing that, subject to limited exceptions or approval of 80% of the Board, future annual meetings will be held no later than May 25 in each year.
As part of the agreement, First Manhattan has agreed not to solicit proxies or make proposals in connection with Aspect’s 2009 Annual Meeting. First Manhattan and the directors and officers of Aspect have each agreed to vote their shares in favor of nominees and all of the proposals to be presented to shareholders at the Annual Meeting.
“We are pleased that this matter has been resolved in a friendly and constructive manner,” said J. Breckenridge Eagle, Aspect’s Chairman of the Board. “We thank First Manhattan for working with us in a spirit of business partnership for the benefit of the Company and all Aspect shareholders. We welcome the prospect of Jon Biro, Mel Keating and Vince Scialli joining Aspect’s Board and look forward to working with our new directors and benefiting from their insight and experience. Aspect’s Board and management team remain committed to enhancing value for all Aspect shareholders.”
Mr. Eagle added, “On behalf of Aspect’s Board and management team, I want to thank Boudewijn, Mike and David for their years of service as directors of Aspect. We greatly appreciate their contributions and unwavering commitment to the Company. All shareholders have benefited enormously from their participation.”
Dr. Sam Colin, Senior Managing Director of First Manhattan, said, “We have worked closely with Aspect’s Board and its CEO to achieve a mutually desirable outcome. We commend John O’Connor, Chair of Aspect’s special committee, and Aspect’s President and Chief Executive Officer, Nassib Chamoun, for the detailed attention they gave to shareholder concerns and the meaningful steps the Board has taken. These discussions reinforce our confidence in the Company. We believe their actions demonstrate a commitment to shareholder friendly corporate governance that investors should find attractive. We look forward to continuing our relationship with the Company as it works to deliver increasing value for patients, anesthesia professionals, employees and shareholders.”
Aspect’s 2009 Annual Meeting will be held on Friday, June 5, 2009, beginning at 9:00 a.m. Eastern Time. The record date for determining eligibility to vote at the 2009 Annual Meeting will be April 13, 2009.
The complete agreement will be included as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission.
Jon C. Biro

Mr. Biro has served as Executive Vice President, Chief Financial and Accounting Officer, Treasurer and Secretary of Consolidated Graphics, Inc. (NYSE: CGX) (“Consolidated Graphics”), a public company and a leading commercial printer with operations in the United States, Canada and the Czech Republic, since January 2008.  Prior to joining Consolidated Graphics, Mr. Biro held several executive positions with ICO, Inc. (“ICO”), a public company specializing in the manufacturing of specialty resins and concentrates. From April 2002 to January 2008, Mr. Biro was the Chief Financial Officer and Treasurer of ICO and served as its Interim Chief Executive Officer from July 2003 to February 2004 and as a director from 2003 to January 2008. From September 1996 to April 2002, Mr. Biro was employed as Senior Vice President, Chief Accounting Officer and Treasurer of ICO, and from October 1994 to September 1996, he was employed as Controller of ICO. Prior to his employment with ICO, Mr. Biro was employed by PriceWaterhouseCoopers LLP.  Mr. Biro is a certified public accountant and received a M.S. in Accountancy from the University of Houston in 1991 and his B.A. in Psychology from the University of Texas in 1988.
Melvin L. Keating
Mr. Keating served as the President and Chief Executive Officer of Alliance Semiconductor Corporation, a worldwide manufacturer and seller of semiconductors, from January 2006 to September 2008 and as Interim President from October 2005 to January 2006. From April 2004 to September 2005, Mr. Keating served as Executive Vice President, Chief Financial Officer and Treasurer of Quovadx Inc., a healthcare software company. Mr. Keating was employed as a strategy consultant for Warburg Pincus Equity Partners (“Warburg”) from 1997 to 2004, providing acquisition and investment target analysis and transactional advice while also serving on the Board of Directors and chairing the audit committee of Price Legacy, a public REIT principally owned by Warburg. Mr. Keating is currently a director of LCC International Inc., (“LCC”), where he serves on LCC’s Audit and Compensation Committees and as Chairperson of its Finance Committee, and a director of White Electronic Designs Corporation, where he serves on the Operations and Audit Committees. Mr. Keating earned his B.A. degree in History of Art from Rutgers University in 1967 and received both his M.S. degree in Accounting and his M.B.A degree in Finance from the Wharton School at the University of Pennsylvania in 1968 and 1970, respectively.

Vincent P. Scialli, CFA
Mr. Scialli currently is a Managing Director of First Manhattan Co. (FMC) and performs equity research and portfolio management duties for FMC’s FirstHealth and FirstBioMed investment entities. Before joining FMC in February of 2005, Mr. Scialli worked for Lord, Abbett & Co. LLC starting in May 2001 where his last role was Vice President and Assistant Portfolio Manager. Mr. Scialli’s primary focus was to research and manage healthcare investments for Lord, Abbett’s small cap core equity team. From June 2000 to May 2001, Mr. Scialli worked as a Senior Research Analyst for Bear Stearns where he analyzed healthcare service companies for the firm’s Equity Research group. From 1992 to 2000, Mr. Scialli worked in various financial and investment analyst positions including equity research, for The Prudential Asset Management Group, a division of Prudential Financial (NYSE: PRU). Mr. Scialli received a B.S. in Business Administration from Seton Hall University in 1992 and he earned the Chartered Financial Analyst designation (CFA) in 1998. Mr. Scialli is a member of the New York Society of Security Analysts (NYSSA).
ABOUT ASPECT MEDICAL SYSTEMS, INC.
Aspect Medical Systems, Inc. (NASDAQ: ASPM) is a global market leader in brain monitoring technology. To date, the Company’s Bispectral Index (BIS) technology has been used to assess approximately 31 million patients and has been the subject of over 3,100 published articles and abstracts. BIS technology is installed in approximately 80 percent of hospitals listed in the July 2008 U.S News and World Report ranking of America’s Best Hospitals and in approximately 71 percent of all domestic operating rooms. In the last twelve months BIS technology was used in approximately 19 percent of all U.S. surgical procedures requiring general anesthesia or deep sedation. Aspect Medical Systems has OEM agreements with nine leading manufacturers of patient monitoring systems. The Company is also investigating how other methods of analyzing brain waves may aid in the diagnosis and management of neurological diseases, including depression and Alzheimer’s disease. For more information, visit Aspect’s Web site at http://www.aspectmedical.com.
ABOUT FIRST MANHATTAN CO.
First Manhattan Co. (FMC) specializes in providing professional investment management services to individuals as well as partnerships, trusts, retirement accounts and institutional clients.  The firm manages investments in securities for accounts that range from under $1 million to over $100 million with a primary focus on managing assets for long-term capital appreciation.  FMC utilizes a value-oriented approach to investing, relying on fundamental research, thorough, accounting-oriented financial analysis and the exercise of sound judgment.  The firm’s investment approach has served its clients’ interests for more than four decades.  For more information, visit FMC’s website at http://www.firstmanhattan.com.
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION
Certain statements in this release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may involve risks and uncertainties, including without limitation statements with respect to: the proposals to be considered at the Annual Meeting of Stockholders; the expected benefits of the agreement between Aspect and First Manhattan; and Aspect’s plans and strategies for future growth, prosperity and the creation of shareholder value. There are a number of factors that could cause actual results to differ materially from those indicated by these forward-looking statements. For example, one or more of the nominees may be unable to stand for election or fulfill his service as a director, if elected; Aspect’s proposals, including with respect to the director nominees, may fail to achieve the requisite stockholder approval at the Annual Meeting; disputes may arise with regard to the terms of the agreement, which could result in unplanned expenses for Aspect and undue distraction of the board and management; and the Special Committee may not be successful in its efforts to optimize Aspect’s capital structure and pursue strategic planning. There are other factors that could cause Aspect’s actual results to vary from its forward-looking statements, including without limitation those set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission.
In addition, the statements in this press release represent Aspect’s expectations and beliefs as of the date of this press release. Aspect anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Aspect may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Aspect’s expectations or beliefs as of any date subsequent to the date of this press release. Aspect, Bispectral Index and BIS are registered trademarks of Aspect Medical Systems, Inc. All other trademarks, service marks and company names are the property of their respective owners.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
Aspect plans to file with the SEC and mail to its stockholders a proxy statement relating to its 2009 Annual Meeting of Stockholders. The proxy statement will contain important information about Aspect and the matters to be acted upon at the meeting. Investors and security holders are urged to read the proxy statement carefully when it is available.
Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Aspect through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents from Aspect by contacting Investor Relations Department, Aspect Medical Systems, Inc, One Upland Road, Norwood Massachusetts 02062, telephone: (617) 559-7000.
Aspect, and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the matters to be voted on at any meeting of Aspect stockholders. Information regarding Aspect’s directors and executive officers is contained in Aspect’s Form 10-K for the year ended December 31, 2008 and its proxy statement dated April 17, 2008 relating to the 2008 Annual Meeting of Stockholders, each of which has been filed with the SEC. As of January 31, 2009, Aspect’s directors and executive officers beneficially owned approximately 3,264,501 shares, or 17.0%, of Aspect’s common stock. A more complete description will be available in the proxy statement relating to the 2009 Annual Meeting of Stockholders.
CONTACTS:

Aspect Medical Systems	First Manhattan
J. Neal Armstrong	Sam Colin, M.D.
VP, CFO	Senior Managing Director
617-559-7162	212-756-3244

Matthew Sherman / Andi Salas
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449
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